Exhibit 99.2

UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

ALICIA BARRON-ARCHER,
Case No.
Plaintiff,

v.
JURY TRIAL DEMANDED
TILRAY, INC., BRENDAN KENNEDY, CHRISTINE ST.CLARE, REBEKAH DOPP, MICHAEL AUERBACH, and SOREN SCHRODER,

Defendants.

COMPLAINT FOR VIOLATION OF THE SECURITIES EXCHANGE ACT OF 1934

Plaintiff, Alicia Barron-Archer (“Plaintiff”), by her undersigned attorneys, for this Complaint against defendants, alleges upon personal knowledge with respect to herself, and upon information and belief based upon, inter alia, the investigation of counsel, as to all other allegations herein, as follows:

NATURE OF THE ACTION

1. This is an action brought by Plaintiff against Tilray, Inc. (“Tilray” or the “Company”) and the members of the Company’s board of directors (collectively referred to as the “Board” or the “Individual Defendants” and, together with Tilray, the “Defendants”) for their violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), 15 U.S.C. §§ 78n(a), 78t(a) and Rule 14a-9, 17 C.F.R. § 240.14a-9. Plaintiff’s claims arise in connection with the proposed merger between the Company and Aphria Inc. (“Aphria”) (“Proposed Transaction”). Plaintiff also asserts a claim against the Individual Defendants for breaching their fiduciary duty of candor/disclosure under state law.

2. On December 15, 2020, Tilray and Aphria entered into an arrangement agreement that was later amended on February 19, 2021 (“Arrangement Agreement”), whereby Aphria shareholders will be entitled to receive 0.8381 of a share of Tilray common stock for each share of Aphria common stock they hold (“Merger Consideration”).

3. Upon consummation of the Proposed Transaction, Aphria shareholders will own 61.2% of the outstanding Tilray common stock, while Tilray shareholders will only own 38.8%.

4. On March 12, 2021, in order to convince Tilray’s public common shareholders to vote in favor of the Proposed Transaction, the Defendants authorized the filing of a materially incomplete and misleading Definitive Proxy Statement (“Proxy”) with the SEC, in violation of Sections 14(a) and 20(a) of the Exchange Act.

5. In particular, the Proxy contains materially incomplete and misleading information concerning: (i) the financial projections; and (ii) the valuation analyses performed by the Company’s financial advisors, Cowen and Company, LLC (“Cowen”) and Imperial Capital, LLC (“Imperial”).

6. The special meeting of Tilray’s shareholders to vote on the Proposed Transaction will be held on April 14, 2021 (“Shareholder Vote”). Therefore, it is imperative that the material information that has been omitted from the Proxy is disclosed prior to the Shareholder Vote, so Tilray’s shareholders can properly exercise their corporate voting rights.

7. For these reasons, and as set forth in detail herein, Plaintiff asserts claims against Defendants for violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9. Plaintiff seeks to enjoin Defendants from taking any steps to consummate the Proposed Transaction, unless and until the material information discussed below is disclosed to Tilray’s shareholders sufficiently before the Shareholder Vote or, in the event the Proposed Transaction is consummated, to recover damages resulting from the Defendants’ violations of the Exchange Act.

JURISDICTION AND VENUE

8. This Court has jurisdiction over all claims asserted herein pursuant to Section 27 of the 1934 Act because the claims asserted herein arise under Sections 14(a) and 20(a) of the 1934 Act and Rule 14a-9.

9. Personal jurisdiction exists over each Defendant either because the Defendant conducts business in or maintains operations in this District, or is an individual who is either present in this District for jurisdictional purposes or has sufficient minimum contacts with this District as to render the exercise of jurisdiction over each Defendant by this Court permissible under the traditional notions of fair play and substantial justice. “Where a federal statute such as Section 27 of the [Exchange] Act confers nationwide service of process, the question becomes whether the party has sufficient contacts with the United States, not any particular state.” Sec. Inv’r Prot. Corp. v. Vigman, 764 F.2d 1309, 1315 (9th Cir. 1985). “[S]o long as a defendant has minimum contacts with the United States, Section 27 of the Act confers personal jurisdiction over the defendant in any federal district court.” Id. at 1316.

10. Venue is proper in this District under Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as 28 U.S.C. § 1391, because Defendants are found or are inhabitants or transact business in this District. Indeed, Tilray’s common stock trades on the NasdaqGS, which is headquartered in this District. See, e.g., United States v. Svoboda, 347 F.3d 471, 484 n.13 (2d Cir. 2003) (collecting cases). Additionally, Cowen is located in this District at 599 Lexington Avenue, New York, NY 10022.

PARTIES

11. Plaintiff is, and has been continuously throughout all times relevant hereto, the owner of Tilray common stock.

12. Defendant Tilray is a public company incorporated under the laws of Delaware with principal executive offices located at 1100 Maughan Road, Nanaimo, BC, Canada, V9X IJ2. Tilray’s common stock trades on the NasdaqGS under the ticker symbol “TLRY.”

13. Defendant Brendan Kennedy is, and has been at all relevant times, a director of the Company, and Chief Executive Officer.

14. Defendant Christine St.Clare is, and has been at all relevant times, a director of the Company.

15. Defendant Rebekah Dopp is, and has been at all relevant times, a director of the Company.

16. Defendant Michael Auerbach is, and has been at all relevant times, a director of the Company.

17. Defendant Soren Schroder is, and has been at all relevant times, a director of the Company.

18. Defendants identified in paragraphs 13 through 17 are collectively referred to herein as the “Board” or the “Individual Defendants,” and together with the Company, the “Defendants.”

SUBSTANTIVE ALLEGATIONS

I.	Background of the Company, Aphria, and the Proposed Transaction

19. Tilray engages in the research, cultivation, processing, and distribution of medical cannabis. The Company offers its products to patients, physicians, clinics, pharmacies, governments, and hospitals; and for researchers for commercial purposes, as well as compassionate access and clinical research applications. It operates in Argentina, Australia, Canada, Chile, Croatia, Cyprus, Germany, Israel, New Zealand, Portugal, Spain, Africa,

Switzerland, the United States, Malta, and the United Kingdom.

20. Aphria cultivates, processes, produces, markets, distributes, and sells medical cannabis in Canada and internationally. It offers pharmaceutical-grade medical cannabis, adult-use cannabis, and cannabis-derived extracts and derivative cannabis products under the Solei, RIFF, Good Supply, Aphria, P’tite Pof, and Broken Coast brands. Aphria serves patients and consumers through distributors and online.

21. According to the December 16, 2020, joint press release announcing the Proposed Transaction:

APHRIA AND TILRAY COMBINE TO CREATE

LARGEST GLOBAL CANNABIS COMPANY WITH PRO FORMA

REVENUE OF C$874 MILLION (US$685 MILLION)

Leamington, Ontario and Nanaimo, British Columbia – December 16, 2020 – Aphria Inc. (“Aphria”) (TSX: APHA and Nasdaq: APHA), a leading global cannabis company inspiring and empowering the worldwide community to live their very best life, and Tilray, Inc. (“Tilray”) (Nasdaq: TLRY), a global pioneer in cannabis research, cultivation, production and distribution, today announced that they have entered into a definitive agreement (the “Agreement”) to combine their businesses and create the world’s largest global cannabis company (the “Combined Company”) based on pro forma revenue1. The deal is pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), and the implied pro forma equity value of the Combined Company is approximately C$5.0 billion (US$3.9 billion), based on the share price of Aphria and Tilray at the close of market on December 15, 2020. Following the completion of the Arrangement, the Combined Company will have principal offices in the United States (New York and Seattle), Canada (Toronto, Leamington and Vancouver Island), Portugal and Germany, and it will operate under the Tilray corporate name with shares trading on NASDAQ under ticker symbol “TLRY”.

The Combined Company, supported by low-cost, state-of-the-art cultivation, processing, and manufacturing facilities, will have a complete portfolio of branded Cannabis 2.0 products in Canada. Internationally, the Combined Company will be well-positioned to pursue growth opportunities with Aphria’s medical cannabis and distribution footprint in Germany, and Tilray’s European Union Good Manufacturing Practices (“EU-GMP”) low-cost cannabis production facility in Portugal, which has export capabilities and tariff-free access to the European Union (“EU”) to meet increasing global demand for medical cannabis. In the United States, the Combined Company will have a strong consumer packaged goods presence and infrastructure with two strategic pillars, including SweetWater Brewing Company (“SweetWater”), a cannabis lifestyle branded craft brewer, and Manitoba Harvest, a leading hemp food manufacturer and a pioneer in branded CBD and wellness products. The Combined Company is expected to have a strong, flexible balance sheet, cash balance and access to capital giving it the ability to accelerate growth and deliver attractive returns for stockholders.

Under the terms of the Arrangement, the shareholders of Aphria (the “Aphria Shareholders”) will receive 0.8381 shares (the “Exchange Ratio”) of Tilray for each Aphria common share (each, an “Aphria Share”), while holders of Tilray shares (the “Tilray Stockholders”) will continue to hold their Tilray shares (the “Tilray Shares”) with no adjustment to their holdings. Upon the completion of the Arrangement, Aphria Shareholders will own approximately 62 percent of the outstanding Tilray Shares on a fully diluted basis, resulting in a reverse acquisition of Tilray, representing a premium of 23 percent based on the share price at market close on December 15, 2020 to Tilray shareholders. On a pro forma basis for the last twelve months reported by each company, the Combined Company would have had revenue of C$874 million (US$685 million).

(Emphasis in original).

22. The Merger Consideration represents inadequate compensation for the Company’s shareholders because under the original deal structure from February 14, 2020, Tilray’s shareholders were to own 56% of the combined company, whereas under the Merger Consideration now, the Company’s shareholders will own only 38.8%. Proxy, 48, 62.

23. Therefore, it is imperative that the Company’s shareholders receive the material information (discussed in detail below) that Defendants have omitted from the Proxy, necessary for them to properly exercise their corporate suffrage rights and cast an informed vote on the Proposed Transaction.

II.	The Proxy Omits Material Information

24. Defendants filed a materially incomplete and misleading Proxy with the SEC, despite the Individual Defendants being obligated to carefully review the Proxy before it was filed with the SEC and disseminated to the Company’s shareholders, to ensure that it did not contain any material misrepresentations or omissions. Thus, the Proxy should be amended prior to the Shareholder Vote, so the Company’s shareholders can make an informed voting decision in connection with the Proposed Transaction.

25. First, the Proxy fails to disclose material information regarding the financial projections.

26. To start, the Proxy omits crucial information regarding the following five sets of financial projections disclosed in Certain Tilray Forecasts (section of the Proxy): (1) Tilray Management Financial Projections; (2) Aphria Management Projections used by Cowen; (3) Tilray Adjusted Aphria Management Projections used by Cowen; (4) Aphria Management Projections used by Imperial; and (5) Certain Pro Forma Projections used by Imperial. Proxy, 90-94. In each of these five sets of projections, the Proxy fails to disclose the figures underlying the inputs used to calculate EBIT, Adjusted EBITDA, and Unlevered Free Cash Flow (“UFCF”). Id. The importance of disclosing these figures is highlighted in the Tilray Management Financial Projections, where Cowen and Imperial used two separate methods to calculate UFCF, which resulted in significant differences in their view of the Company’s UFCF for fiscal years 2020 through 2023. Id. at 92.

27. Additionally, the Proxy fails to disclose Net Income projections, despite the five sets of projections above referencing use of Net Income in calculating EBIT and Adjusted EBITDA. Id. at 90-94. By disclosing certain projections in the Proxy and withholding the Net Income projections, Defendants render the projections on pages 90 to 94 of the Proxy materially incomplete and provide a misleading valuation picture of Tilray and Aphria. Simply put, Net Income projections are irreplaceable when it comes to fully, fairly, and accurately understanding a company’s projections and value.

28. Unlike poker where a player must conceal her unexposed cards, the object of a proxy statement is to put all of one’s cards on the table face-up. In this case, only some of the cards were exposed—the others were concealed. If a proxy statement discloses financial projections and valuation information, such projections must be complete and accurate. The question here is not the duty to speak, but liability for not having spoken enough. With regard to future events, uncertain figures, and other so-called soft information, a company may choose silence or speech elaborated by the factual basis as then known—but it may not choose half-truths. See Campbell v. Transgenomic, et al., No. 18-2198 (8th Cir., March 1, 2019) (noting that “half-truths” are actionable misrepresentations under securities laws and collecting cases). Accordingly, Defendants must disclose the figures underlying the inputs used to calculate EBIT, Adjusted EBITDA, and UFCF, and Defendants must also disclose the Net Income projections as well.

29. Second, the Proxy omits material information regarding Cowen and Imperial’s respective financial analyses for the Proposed Transaction.

Cowen’s Financial Analyses

30. The Proxy discloses that Cowen utilized the Wall Street Projections for both Tilray and Aphria, and the Projected Synergies prepared by Tilray’s management, in rendering its fairness opinion but neither of these projections are disclosed. Proxy, 78. In fact, for the Projected Synergies, Defendants opted to include a summary over disclosing the actual projections. Id. at 94-95.

31. With respect to the Analysis of Selected Publicly-Traded Companies, the Proxy omits the individual multiples observed for each of the selected companies. Id. at 79-80. Further, the Proxy fails to disclose the inputs and assumptions underlying Cowen’s selection and application of the following two reference range of multiples: (i) 5.5x to 8.0x; and (ii) 3.0x to 5.0x.

Id. at 80.

32. For Tilray’s Discounted Cash Flow Analysis, the Proxy omits the inputs and assumptions underlying Cowen’s selection of the discount rates ranging from 10.0% to 12.0%, based on an estimate of Tilray’s weighted average cost of capital (“WACC”). Id. at 81. Moreover, the Proxy fails to disclose the inputs and assumptions underlying the selected Adjusted EBITDA multiples of 15.0x to 20.0x. Id.

33. As for the Aphria Discounted Cash Flow Analysis Based on Aphria Management Projections, the Proxy does not disclose the inputs and assumptions underlying Cowen’s selection of the discount rates ranging from 8.5% to 10.5%, based on an estimate of Aphria’s WACC. Id. Also, the Proxy fails to disclose the inputs and assumptions underlying the selected Adjusted EBITDA multiples of 15.0x to 20.0x. Id.

34. Similarly, for the Aphria Discounted Cash Flow Analysis Based on Aphria Management Projections as Adjusted by Tilray Management, the Proxy fails to disclose the inputs and assumptions underlying Cowen’s selection of the discount rates ranging from 8.5% to 10.5%, based on an estimate of Aphria’s WACC. Id. In addition, the Proxy fails to disclose the inputs and assumptions underlying the selected Adjusted EBITDA multiples of 15.0x to 20.0x. Id.

35. These key inputs are material to the Company’s shareholders, and their omission renders the summary of Cowen’s three Discounted Cash Flow Analyses incomplete and misleading. As one highly-respected law professor explained regarding these crucial inputs, in a discounted cash flow analysis a banker takes management’s forecasts, and then makes several key choices “each of which can significantly affect the final valuation.” Steven M. Davidoff, Fairness Opinions, 55 Am. U.L. Rev. 1557, 1576 (2006). Such choices include “the appropriate discount rate, and the terminal value…” Id. As Professor Davidoff explains:

There is substantial leeway to determine each of these, and any change can markedly affect the discounted cash flow value. For example, a change in the discount rate by one percent on a stream of cash flows in the billions of dollars can change the discounted cash flow value by tens if not hundreds of millions of dollars….This issue arises not only with a discounted cash flow analysis, but with each of the other valuation techniques. This dazzling variability makes it difficult to rely, compare, or analyze the valuations underlying a fairness opinion unless full disclosure is made of the various inputs in the valuation process, the weight assigned for each, and the rationale underlying these choices. The substantial discretion and lack of guidelines and standards also makes the process vulnerable to manipulation to arrive at the “right” answer for fairness. This raises a further dilemma in light of the conflicted nature of the investment banks who often provide these opinions.

Id. at 1577-78 (emphasis added). Without the above-mentioned information, the Company’s shareholders cannot evaluate for themselves the reliability of Cowen’s Discounted Cash Flow Analyses, make a meaningful determination of whether the implied equity value ranges reflect the true value of the Company and Aphria, or were the result of an unreasonable judgment by Cowen, and make an informed decision regarding whether to vote in favor of the Proposed Transaction.

36. Regarding the Current Trading Metrics Analysis, the Proxy omits the Company’s total debt and the number of shares outstanding as of December 14, 2020. Proxy, 83.

37. Last, the Wall Street Analyst Share Price Targets Analysis does not disclose the 22 total research analysts Cowen observed, and the individual metrics observed for each of those analysts. Id. at 84.

Imperial’s Financial Analyses

38. The Proxy notes that Imperial “reviewed certain publicly available research reports,” yet the Proxy fails to disclose the sources of those reports. Id. at 85.

39. For the Comparable Companies Analysis, the Proxy fails to disclose the individual multiples observed for each of the selected companies. Id. at 87-88.

40. Similarly, for the Precedent Transactions Analysis, the Proxy does not provide the individual multiples observed by Cowen for each of the selected transactions. Id. at 88.

41. As for the Discounted Cash Flow Analysis for both the Company and Aphria, the Proxy omits the following information: (i) the inputs and assumptions underlying Imperial’s application of a range of TEV/EBITDA multiples of 20x to 22x for Tilray, and 18x to 20x for Aphria; (ii) the inputs and assumptions underlying Imperial’s application of a range of perpetuity growth rates from 8.5% to 9.5%; and (iii) the inputs and assumptions underlying selection of a discount rate of 12.5%, based upon the WACC for Aphria and Tilray. Id. at 89. The importance of a Discounted Cash Flow Analysis to shareholders is explained above. See paragraph 33.

42. Finally, regarding the Securities Analysts’ Price Targets Analysis, the Proxy fails to disclose the names of the six equity analysts observed by Imperial. Proxy, 90.

43. In sum, the omission of the above-referenced information renders the Proxy materially incomplete and misleading, in contravention of the Exchange Act. Absent disclosure of the foregoing material information prior to the Shareholder Vote concerning the Proposed Transaction, Plaintiff will be unable to make an informed decision regarding whether to vote her shares in favor of the Proposed Transaction, and she is thus threatened with irreparable harm, warranting the injunctive relief sought herein.

CAUSES OF ACTION

COUNT I

(Against All Defendants for Violations of Section 14(a) of the Exchange Act and Rule 14a-9)

44. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

45. Section 14(a)(1) of the Exchange Act makes it “unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 78l of this title.” 15 U.S.C. § 78n(a)(1).

46. Rule 14a-9, promulgated by the SEC pursuant to Section 14(a) of the Exchange Act, provides that proxy communications shall not contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” 17 C.F.R. § 240.14a-9.

47. The omission of information from a proxy will violate Section 14(a) and Rule 14a-9 if other SEC regulations specifically require disclosure of the omitted information.

48. Defendants have issued the Proxy with the intention of soliciting the Company’s public common stockholders support for the Proposed Transaction. Each of the Individual Defendants reviewed and authorized the dissemination of the Proxy, which fails to provide critical information regarding, amongst other things: (i) the financial projections; and (ii) the valuation analyses performed by Cowen and Imperial, respectively.

49. In so doing, Defendants made untrue statements of fact and/or omitted material facts necessary to make the statements made not misleading. Each of the Individual Defendants, by virtue of their roles as officers and/or directors, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a). The Individual Defendants were therefore negligent, as they had reasonable grounds to believe material facts existed that were misstated or omitted from the Proxy, but nonetheless failed to obtain and disclose such information to the Company’s shareholders although they could have done so without extraordinary effort.

50. The Individual Defendants knew or were negligent in not knowing that the Proxy is materially misleading and omits material facts that are necessary to render it not misleading. The Individual Defendants undoubtedly reviewed and relied upon most if not all of the omitted information identified above in connection with their decision to approve and recommend the Proposed Transaction; indeed, the Proxy states that Cowen and Imperial reviewed and discussed its financial analyses with the Individual Defendants, and further states that the Individual Defendants considered the financial analyses provided by Cowen and Imperial, as well as their fairness opinions and the assumptions made and matters considered in connection therewith. Further, the Individual Defendants were privy to and had knowledge of the Company’s projections and the details surrounding the process leading up to the signing of the Arrangement Agreement. The Individual Defendants knew or were negligent in not knowing that the material information identified above has been omitted from the Proxy, rendering the sections of the Proxy identified above to be materially incomplete and misleading. Indeed, the Individual Defendants were required to, separately, review Cowen and Imperial’s analyses in connection with their receipt of the fairness opinions, question Cowen and Imperial as to their derivation of fairness, and be particularly attentive to the procedures followed in preparing the Proxy and review it carefully before it was disseminated, to corroborate that there are no material misstatements or omissions.

51. The Individual Defendants were, at the very least, negligent in preparing and reviewing the Proxy. The preparation of a proxy statement by corporate insiders containing materially false or misleading statements or omitting a material fact constitutes negligence. The

Individual Defendants were negligent in choosing to omit material information from the Proxy or failing to notice the material omissions in the Proxy upon reviewing it, which they were required to do carefully as the Company’s directors. Indeed, the Individual Defendants were intricately involved in the process leading up to the signing of the Arrangement Agreement, and preparation and review of the Company’s financial projections.

52. Tilray is also deemed negligent as a result of the Individual Defendants’ negligence in preparing and reviewing the Proxy.

53. The misrepresentations and omissions in the Proxy are material to Plaintiff, who will be deprived of her right to cast an informed vote if such misrepresentations and omissions are not corrected prior to the Shareholder Vote. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

COUNT II

(Against the Individual Defendants for Violations of Section 20(a) of the Exchange Act)

54. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

55. The Individual Defendants acted as controlling persons of Tilray within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as officers and/or directors of Tilray, and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the incomplete and misleading statements contained in the Proxy filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that Plaintiff contends are materially incomplete and misleading.

56. Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

57. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the Exchange Act violations alleged herein, and exercised the same. The Proxy contains the unanimous recommendation of each of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in preparing this document.

58. In addition, as the Proxy sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Arrangement Agreement. The Proxy purports to describe the various issues and information that the Individual Defendants reviewed and considered. The Individual Defendants participated in drafting and/or gave their input on the content of those descriptions.

59. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act.

60. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9 by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Individual Defendants’ conduct, Plaintiff will be irreparably harmed.

61. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

COUNT III

(Against the Individual Defendants for Breach of Fiduciary Duty of Candor/Disclosure)

62. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.

63. By virtue of their role as directors and/or officers of the Company, the Individual Defendants directly owed Plaintiff and all Company shareholders a fiduciary duty of candor/disclosure, which required them to disclose fully and fairly all material information within their control when they seek shareholder action, and to ensure that the Proxy did not omit any material information or contain any materially misleading statements.

64. As alleged herein, the Individual Defendants breached their duty of candor/disclosure by approving or causing the materially deficient Proxy to be disseminated to Plaintiff and the Company’s other public shareholders.

65. The misrepresentations and omissions in the Proxy are material, and Plaintiff will be deprived of her right to cast an informed vote if such misrepresentations and omissions are not corrected prior to the Shareholder Vote. Where a shareholder has been denied one of the most critical rights he or she possesses—the right to a fully informed vote—the harm suffered is an individual and irreparable harm.

66. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays for judgment and relief as follows:

A. Preliminarily enjoining Defendants and all persons acting in concert with them from proceeding with the Shareholder Vote or consummating the Proposed Transaction, unless and until the Company discloses the material information discussed above which has been omitted from the Proxy;

B. Directing the Defendants to account to Plaintiff for all damages sustained as a result of their wrongdoing;

C. Awarding Plaintiff the costs and disbursements of this action, including reasonable attorneys’ and expert fees and expenses; and

D. Granting such other and further relief as this Court may deem just and proper.

JURY DEMAND

Plaintiff demands a trial by jury on all issues so triable.

Dated: March 23, 2021	MONTEVERDE & ASSOCIATES PC

/s/ Juan E. Monteverde
Juan E. Monteverde (JM-8169)
The Empire State Building
350 Fifth Avenue, Suite 4405
New York, NY 10118
Tel: (212) 971-1341
Fax: (212) 202-7880
Email: jmonteverde@monteverdelaw.com

Attorneys for Plaintiff